                          Exhibit 8.1

                 [letterhead of Thompson Coburn]

                        August   , 1996



Board of Directors
First Financial Corporation of America
403 North Jackson Street
Salem, Missouri 65560

Ladies and Gentlemen:

             You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the
"Merger") of First Financial Corporation of America ("First
Financial") with and into Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

             In connection with the preparation of our opinion, we have examined and have relied upon the following:

             (i) The Agreement and Plan of Merger by and among MBI, Ameribanc and First Financial, dated July 9, 1996, including the schedules and exhibits thereto (the "Merger Agreement");

             (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on August , 1996, as supplemented and amended to the date hereof (the "Registration Statement");

             (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

             (iv) The representations and undertakings of First Financial and certain holders of First Financial common stock, par value $0.10 per share ("First Financial Common Stock"), substantially in the forms of Exhibit B and Exhibit C hereto; and

             (v) The Rights Plan between MBI and Mercantile Bank of St. Louis National Association, as rights agent, dated May 23, 1988.

             Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

First Financial Corporation of America
August   , 1996
Page 2


                         OPINIONS

             Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Merger Agreement, we are of the opinion that for federal income tax purposes:

             1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the
"Code").

             2. Each shareholder of First Financial who exchanges, in the Merger, shares of First Financial Common Stock solely for shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"):

                   a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                   b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the aggregate adjusted tax basis of the shares of First Financial Common Stock surrendered (Code section 358(a)(1)); and

                   c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the holding period of the First Financial Common Stock surrendered, provided that the shares of First Financial Common Stock surrendered are held as capital assets at the time of the Merger (Code section 1223(1)).

             3. Each shareholder of First Financial who receives solely cash (i) in exchange for First Financial Common Stock pursuant to the Merger or (ii) as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of First Financial Common Stock exchanged) in an amount equal to the difference between (i) the amount of cash received by such shareholder and (ii) such shareholder's aggregate adjusted tax basis for the shares of First Financial Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or loss if the shares of First Financial Common Stock surrendered are held as capital assets at the time of the Merger, and long-term or short-term depending on the holder's holding period for each block of First Financial Common Stock surrendered (Code section
1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the First Financial Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

             The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such

First Financial Corporation of America
August   , 1996
Page 3


determination generally will depend on the facts and circumstances of each First Financial shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 3 will be treated as having the effect of the distribution of a dividend.

             A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such shareholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

             A cash payment will result in a "complete redemption" of a shareholder's stock interest if such shareholder does not actually or constructively own any stock after the Merger. A reduction in a shareholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such shareholder after the receipt of the cash payment is less than four-fifths (80%) of the percentage of outstanding shares actually and constructively owned by such shareholder immediately prior to the receipt of the cash payment, and (ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1); United
                                                         ------
States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev.
- ---------------                       ---  ----
Rul. 76-385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

             Under the traditional analysis (which apparently continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by First Financial in a hypothetical redemption of First Financial Common Stock immediately prior to, and in a transaction separate from, the Merger (a "deemed pre-Merger redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing (i) the shareholder's actual and constructive stock interest in First Financial before the deemed pre-Merger redemption, with (ii) such shareholder's actual and constructive stock interest in First Financial after the deemed pre-Merger redemption (but before the Merger). Nevertheless, in view of Commissioner v. Clark, 489
                                   ---------------------
U.S. 726 (1989), many tax practitioners believe that the continuing validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned should be treated in accordance with the principles of Commissioner v. Clark, supra, as if
                       ---------------------  -----
the First Financial Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of MBI Common Stock followed immediately by a redemption of such shares by MBI for the cash payment (a "deemed post-Merger redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the shareholder's actual and constructive stock interest in MBI before the deemed post-Merger redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), with (ii) such shareholder's actual and constructive stock interest in MBI after the deemed post-Merger redemption. Because this analysis may be more likely to result in capital gain treatment than the traditional analysis, each First Financial shareholder who receives solely cash in exchange for all of

First Financial Corporation of America
August   , 1996
Page 4

the First Financial Common Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

             The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such shareholder and shares constructively owned by such shareholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a shareholder's interest has occurred for purposes of Code section 302.

             4. Each shareholder of First Financial who exchanges, in the Merger, shares of First Financial Common Stock solely for shares of MBI Common Stock and cash:

                   a)     will not recognize any loss realized
                   (determined separately as to each block of First Financial Common Stock exchanged) as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 356(c));

                   b) will realize gain (determined separately as to each block of First Financial Common Stock exchanged) as a result of the exchange if (i) the sum of the amount of cash and the fair market value of the shares of MBI Common Stock received
                   (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) exceeds (ii) the aggregate adjusted tax basis of the First Financial Common Stock surrendered in exchange therefor, and will recognize such gain, if any, up to but not in excess of the amount of cash received (excluding cash received in lieu of a fractional share) (Code sections 1001 and 356(a));

                   c) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the aggregate adjusted tax basis of the shares of First Financial Common Stock surrendered, increased by the amount of gain, if any, recognized by such holder and decreased by the amount of any cash received (excluding cash received in lieu of a fractional share)(Code section 358(a)); and

                   d) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the holding period of the First Financial Common Stock surrendered, provided that the shares of First Financial Common Stock surrendered are held as capital assets at the time of the Merger (Code section 1223(1)).

First Financial Corporation of America
August   , 1996
Page 5


             No opinion is expressed as to whether the recognized gain described in subparagraph b of this paragraph 4 will be capital gain or will be treated as the receipt of a taxable dividend.
Provided that the receipt of the cash by a First Financial shareholder does not have the effect of the distribution of a dividend, such gain will be capital gain if the shares of First Financial Common Stock exchanged are held as capital assets at the time of the Merger, and long-term or short-term depending on the holder's holding period for each block of First Financial Common
Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such gain generally will be taxable as a dividend (Code section 356(a)).

             Under section 356 of the Code, the determination of whether a cash payment has the effect of the distribution of a dividend will be made generally in accordance with the principles of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because this determination generally will depend on the facts and circumstances of each First Financial shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

             A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (ii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2)). These two tests will be applied as if all First Financial Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger solely for shares of MBI Common Stock, and such shares of MBI Common Stock were then redeemed by MBI in return for the cash payment in a deemed Post-Merger redemption. Accordingly, the determination of whether a cash payment to a First Financial shareholder satisfies either of the foregoing tests will be made by comparing (i) such shareholder's actual and constructive stock interest in MBI before the deemed post-Merger redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), with (ii) such shareholder's actual and constructive stock interest in MBI after the deemed post-Merger redemption. (Commissioner v.
                                                 ---------------
Clark, 489 U.S. 726 (1989)).
- -----
             A cash payment will result in a "substantially disproportionate" reduction in a shareholder's stock interest if
(i) the percentage of outstanding MBI Common Stock actually and constructively owned by such shareholder after the deemed post-Merger redemption is less than four-fifths (i.e., 80%) of the
                                            ----
percentage of outstanding MBI Common Stock actually and constructively owned by such shareholder immediately prior to the deemed post-Merger redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), and (ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the deemed post-Merger redemption (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if the deemed post-Merger redemption results in a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Service) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1); United States v. Davis, 397
                                  ----------------------
U.S. 301 (1970); see, e.g., Rev. Rul. 76-385, 1976-2 C.B.
                 ---  ----
92; Rev. Rul. 76-364, 1976-2 C.B. 91).

             The determination of ownership for purposes of each of the foregoing tests will be made by taking into account both shares of MBI Common Stock actually owned by such shareholder and shares of MBI Common Stock constructively owned by such shareholder pursuant to section 318

First Financial Corporation of America
August   , 1996
Page 6

of the Code (Code section 356(a)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right.

             5. Each shareholder of First Financial who receives, in the Merger, cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of First Financial Common Stock surrendered are held as capital assets at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of MBI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-
365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                    * * * * * * * * * * * *

             We express no opinion with regard to: (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of First Financial who acquired shares of First Financial Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

             The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

             We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                             Very truly yours,

                                             /s/ Thompson Coburn

                                                                  Exhibit A

                           CERTIFICATE
                           -----------

             The undersigned,      *     , [Undersigned's Title]
                              -----------
of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among MBI, Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and First Financial Corporation of America, a Missouri corporation ("First Financial"), dated July 9, 1996, including the schedules and exhibits thereto (the "Merger Agreement"), and (b) I am aware that
(i) this Certificate will be relied on by Thompson Coburn, counsel for MBI, in rendering its opinion to First Financial that the merger (the "Merger") of First Financial with and into Ameribanc will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
MBI, that:

             1. The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), and cash to be received by each First Financial shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the First Financial common stock, par value $5.00 per share ("First Financial Common Stock"), surrendered in the Merger by each such shareholder.

             2. Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of First Financial Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common
Stock to be exchanged for cash pursuant to the Merger.

             3. Before the Merger, MBI will be in control of Ameribanc within the meaning of section 368(c) of the Code.

             4. After the Merger, (a) Ameribanc will not issue additional shares of its stock that would result in MBI losing control of Ameribanc within the meaning of section 368(c) of the Code, and (b) neither Ameribanc nor any other member of MBI's
"affiliated group" (as the quoted
term is defined in Code section 1504, the "MBI Affiliated Group") will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Ameribanc that, if exercised or converted, would affect MBI's retention of control of Ameribanc (as defined above). No stock of Ameribanc will be issued in connection with the Merger.

             5. In the Merger, MBI, and Ameribanc will tender no consideration for First Financial Common Stock other than the "Merger Consideration" (as the quoted term is defined in the Merger Agreement) and cash in lieu of fractional shares of MBI Common Stock.

             6.    Neither MBI nor any other member of the MBI
"Affiliated Group" has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the shareholders of First Financial in the Merger.

             7. Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate Ameribanc, (b) to merge Ameribanc with and into another corporation (i.e., a Merger where Ameribanc is not the surviving corporation), (c) to sell or otherwise dispose of whether by dividend distribution or otherwise the stock of Ameribanc, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business or dispositions approved in writing by Thompson Coburn, to cause, suffer, or permit Ameribanc to sell or otherwise dispose of (whether by dividend distribution or otherwise) (i) any assets of First Financial acquired in the Merger, or (ii) any assets of any other member of First Financial's "affiliated group" (as the quoted term is defined in Code section 1504, the "First Financial Affiliated Group").

             8. After the Merger, Ameribanc will continue the historic businesses of First Financial and the other members of the First Financial Affiliated Group, or will use a significant portion of the historic business assets of the members of the First Financial Affiliated Group in a business (no stock of any member of the First Financial Affiliated Group shall be treated as a business asset for purposes of this representation).

             9. MBI, Ameribanc, First Financial, and the shareholders of First Financial will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or Ameribanc may pay and assume those expenses of First Financial that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul.

73-54, 1973-1 C.B. 187, including those printing, mailing and filing expenses described in Section 5.08 of the Merger Agreement.

             10. Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated
Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of First Financial in connection with the Merger, and no liability to which First Financial Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a First Financial shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to First Financial shareholders with respect to the MBI Common Stock and cash (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (ii) to dissenters, if any, (iii) for legal, accounting, and investment banking and/or advisor services rendered to MBI or Ameribanc, if any, (iv) for those expenses payable or assumable by MBI or Ameribanc in accordance with representation 9 above, and (v) as compensation to any employee of MBI or First Financial or of any other member of the MBI Affiliated Group or the First Financial Affiliated Group for services rendered in the ordinary course of his or her employment.

             11. No indebtedness between First Financial or any other member of the First Financial Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of the MBI Affiliated
Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Section 1.1502-13.
No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between First Financial, on the one hand, and Ameribanc, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

             12. The payment of cash in lieu of fractional shares of MBI Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the First Financial shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the First Financial shareholders in exchange for their shares of First Financial Common Stock. The fractional share interests of each First Financial shareholder will be aggregated, and no First Financial shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

             13. All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with assets of Ameribanc or First Financial.

             14. None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of First Financial will be separate consideration for, or allocable to, any of his or her shares of First Financial Common Stock; none of the shares of MBI Common Stock received in the Merger by any First Financial shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any First Financial shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

             15. With regard to the Rights Plan between MBI and Mercantile Bank of St. Louis National Association, as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Acquisition will not cause the occurrence of a Distribution Date.

             16.   Neither MBI nor any other member of the MBI
Affiliated Group has owned, directly or indirectly, any stock of First Financial within the last five years.

             17. No material terms or conditions of the Merger Agreement (including the schedules and exhibits thereto) have been waived or modified. The Merger Agreement represents the complete agreement among MBI, Ameribanc and First Financial regarding the Merger.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles

H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1996.


                                         ----------------------------------

                                                                      Exhibit B



                           CERTIFICATE
                           -----------



             The undersigned,       *      , [Undersigned's Title]
                              -------------
of First Financial Corporation of America, a Missouri corporation ("FFCA"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and FFCA dated July 9, 1996, including the schedules and exhibits thereto (the "Merger Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI, in rendering its opinion to FFCA that the merger of FFCA with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
FFCA, that:

             1. The terms of the exchange of FFCA common stock, par value $0.10 per share ("FFCA Common Stock"), for MBI common stock, par value $5.00 per share ("MBI Common Stock"), and/or cash
(including cash to be received in lieu of fractional shares of MBI Common Stock, if any) to be received by each FFCA shareholder in the Merger were arrived at in arm's length negotiations between FFCA and MBI.

             2. There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the FFCA Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement
(including any option or pledge) on the part of the other holders of FFCA Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' aggregate ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding FFCA Common Stock as of the Effective Date. For purposes of this representation, shares of FFCA Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Date. Moreover, all shares of FFCA Common Stock and shares of MBI Common Stock held by FFCA shareholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

             3. In the Merger, Ameribanc will acquire (directly or indirectly) assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by FFCA or any other member of FFCA's "affiliated group" (as the quoted term is defined in Code section 1504, the "FFCA Affiliated Group") immediately prior to the Merger. For purposes of this representation, amounts paid by any member of the FFCA Affiliated Group to shareholders who receive cash or other property, FFCA assets used to pay expenses of the Merger, and all redemptions and distributions (except for regular, normal dividends) made by any member of the FFCA Affiliated Group immediately preceding the Merger (including the special $6.00 dividend and the distribution of shares of, or cash proceeds in respect of, relating to West
Pointe stock described in Section 4.02(a) of the Merger Agreement (collectively, the "Special Distribution")), shall be included as assets held immediately prior to the Merger. For purposes of this representation, the phrases "immediately preceding the Merger" and "immediately prior to the Merger" shall be interpreted expansively in accordance with the step transaction doctrine and other applicable substance-over-form doctrines.

             4. At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of FFCA and each liability to which an asset of FFCA is subject will have been incurred by FFCA in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger.
In addition, at the time of the Merger and except with regard to Transaction Costs, FFCA will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any FFCA shareholder in connection with the Merger. For purposes of this representation, (a) the term "FFCA" shall be deemed also to refer to each other member of the FFCA Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a FFCA shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any,
(ii) for legal, accounting, and investment banking and/or advisor services rendered to FFCA or to any other member of the FFCA Affiliated Group, if any, (iii) as compensation to any employee of FFCA or of any other member of the FFCA Affiliated Group for services rendered in the ordinary course of his or her employment, and (iv) the Special Distribution.

             5. Before the Merger, FFCA will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in FFCA that, if exercised or converted after the Merger, would affect MBI's retention of control of Ameribanc (within the meaning of section 368(c) of the Code).

             6. Expenses, if any, that are incurred in connection with the Merger and are properly attributable to FFCA's shareholders will be paid by those shareholders and not by FFCA. With the exception of those printing, mailing and filing expenses described in Section 5.08 of the Merger Agreement, FFCA will pay its own expenses that are incurred in connection with the Merger.

             7. No indebtedness between FFCA or any other member of the FFCA Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group"), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Section 1.1502-13. For purposes of this representation, the term "indebtedness" does not include any indebtedness between FFCA or any other member of the FFCA Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of the MBI Affiliated Group, on the other hand, arising as a result of First National Bank's status as a correspondent bank with respect to MBI. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between FFCA, on the one hand, and Ameribanc, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

             8. The fair market value of the assets of FFCA to be transferred to Ameribanc will exceed the sum of the amount of liabilities to be assumed by Ameribanc, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

             9. The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the FFCA shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the

FFCA shareholders in exchange for their shares of FFCA Common Stock.
The fractional share interests of each FFCA shareholder will be aggregated, and no FFCA shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

             10. None of the compensation paid or accrued before the Merger to or for the benefit of any FFCA shareholder-employee will be separate consideration for, or allocable to, any of his or her shares of FFCA Common Stock; none of the shares of MBI Common Stock received in the Merger by any FFCA shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any FFCA shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

             11. All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with FFCA assets.

             12.   FFCA meets the requirements of Code section
368(a)(2)(F) or is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

             13. The Merger Agreement represents the complete agreement and understanding among MBI, Ameribanc and FFCA regarding the Merger.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information received by the undersigned on or before the Effective Date that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of FFCA this ----- day of ---------------, 1996.


                                         ----------------------------------

                                                   Exhibit C

                    STOCKHOLDER CERTIFICATE
                    -----------------------

             The undersigned shareholder of First Financial Corporation of America, a Missouri corporation ("FFCA"),
[SHAREHOLDER'S NAME], a holder of   *    shares of common
- --------------------              ------
stock, par value $0.10 per share HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and FFCA dated July 9, 1996, including the schedules and exhibits thereto, and (b) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI, in rendering its opinion to FFCA that the merger of FFCA with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger.

             If, on or before the date of the Merger, the undersigned forms any plan, intention or arrangement (including any option) to sell, exchange or otherwise dispose of, or enter into any transaction that reduces the risk of loss with respect to (whether by short sale, hedging or otherwise), any of the MBI Common Stock to be received in the Merger, the undersigned HEREBY AGREES to immediately communicate the same in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger.

             IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1996.



                                           ----------------------------

[Certain additional representations will be required from entities regarding their authority to hold the MBI Common Stock to be received.]

                          Exhibit 23.3
                          ------------

                  Independent Auditors' Consent
                  -----------------------------


To the Board of Directors and Stockholders of Mercantile Bancorporation Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

                                /s/ KPMG Peat Marwick LLP

St. Louis, Missouri
August 15, 1996

                           [Letterhead of Thompson Coburn]


August 15, 1996                                           Valerie J. Pacer
                                                          314-552-6184


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Mercantile Bancorporation Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

On behalf of our client, Mercantile Bancorporation Inc., a Missouri corporation (the "Company"), we are pleased to electronically transmit for filing pursuant to the Securities Act of 1933, as amended, the Company's Registration Statement on Form S-4 in connection with the proposed issuance of up to 258,783 shares of the Company's common stock with respect to the acquisition by the Company of First Financial Corporation of America, a Missouri corporation.

The registration fee has been computed pursuant to Rule 457(f), and is based upon a proposed maximum offering price of $7,100,934.00. Such proposed maximum offering price has been estimated solely for the purpose of computing the registration fee and constitutes the book value of the securities to be received by the Company with respect to the transaction, computed as of July 31, 1996, less the respective portion of such book value paid in cash by the Company in connection with the exchange.

Should you require any further information or documentation, please contact the undersigned, telephone number (314) 552-6184, at your earliest convenience.


Very truly yours,

Thompson Coburn

By /s/ Valerie J. Pacer
   Valerie J. Pacer

VJP/mw

cc:     Jon W. Bilstrom, Esq.
        Michael J. Marshall, Esq.
        Robert M. LaRose, Esq.